Exhibit 99.1

FOR IMMEDIATE RELEASE

SAEXPLORATION ANNOUNCES COMMENCEMENT OF EXCHANGE OFFER FOR ITS 10% SENIOR SECURED NOTES DUE 2019

May 19, 2015 – Houston, TX – SAExploration Holdings, Inc. (NASDAQ: SAEX, OTCBB: SAEXW) (“SAE” or the “Company”) today announced that it has commenced an offer to exchange up to $150 million aggregate principal amount of its outstanding 10% Senior Secured Notes due 2019 (the “Existing Notes”) for an equivalent amount of its 10% Senior Secured Notes due 2019 registered under the Securities Act of 1933, as amended (the “New Notes”).
The exchange offer will be open for at least thirty days starting on May 19, 2015, and is scheduled to expire on June 18, 2015 at 5:00 p.m. Eastern Time, unless extended or earlier terminated by the Company. Tenders of Existing Notes must be made before the exchange offer expires and may be withdrawn any time prior to the expiration of the exchange offer.
The Existing Notes were issued and sold by the Company in July 2014, in a private offering. The exchange offer is being made to satisfy the Company’s obligations under a registration rights agreement entered into in connection with the issuance of the Existing Notes, and does not represent a new financing transaction.
The terms of the exchange offer are set forth in a prospectus dated May 19, 2015. Copies of the prospectus and the other exchange offer materials may be obtained from U.S. Bank National Association, the exchange agent for the offer. Please contact the exchange agent with any questions regarding the exchange offer at (713) 235-9206 or by mail at U.S. Bank National Association, Attn: Mauri J. Cowen, 5555 San Felipe, Suite 1150, Houston, TX, 77056.
No Offer or Solicitation
This press release is for informational purposes only and is neither an offer to buy nor a solicitation of an offer to sell any Existing Notes or New Notes. The exchange offer is being made only pursuant to the exchange offer prospectus, which is being distributed to holders of the Existing Notes and has been filed with the Securities and Exchange Commission (“SEC”) as part of the Company’s registration statement on Form S-4 (File No. 333-203752), which was declared effective on May 19, 2015.
About SAExploration Holdings, Inc.

Safety. Acquisition. Experience	saexploration.com

SAE is an internationally-focused oilfield services company offering a full range of vertically-integrated seismic data acquisition and logistical support services in remote and complex environments throughout Alaska, Canada, South America, and Southeast Asia. In addition to the acquisition of 2D, 3D, time-lapse 4D and multi-component seismic data on land, in transition zones and offshore in depths up to 5,000 feet, SAE offers a full suite of logistical support and in-field processing services, such as program design, planning and permitting, camp services and infrastructure, surveying, drilling, environmental assessment and reclamation and community relations. SAE operates crews around the world, performing major projects for its blue-chip customer base, which includes major integrated oil companies, national oil companies and large independent oil and gas exploration companies. Operations are supported through a multi-national presence in Houston, Alaska, Canada, Peru, Colombia, Bolivia, Brazil, New Zealand and Malaysia. For more information, please visit SAE’s website at www.saexploration.com.
The information in SAE’s website is not, and shall not be deemed to be, a part of this notice or incorporated in filings SAE makes with the Securities and Exchange Commission.
Forward Looking Statements
This press release contains certain "forward-looking statements" within the meaning of the federal securities laws. These statements can be identified by the use of words or phrases such as "believes," "estimates," "expects," "intends," "anticipates," "projects," "plans to," "will," "should" and variations of these words or similar words. These forward-looking statements may include statements regarding SAE’s financial condition, results of operations and business and SAE’s expectations or beliefs concerning future periods. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this release. These risks and uncertainties include fluctuations in the levels of exploration and development activity in the oil and gas industry, intense industry competition, a limited number of customers, the need to manage rapid growth, delays, reductions or cancellations of service contracts, operational disruptions due to seasonality, weather and other external factors, crew productivity, the availability of capital resources, high levels of indebtedness, substantial international business exposing SAE to currency fluctuations and global factors including economic, political and military uncertainties, the need to comply with diverse and complex laws and regulations, and other risks incorporated by reference to SAE’s filings with the Securities and Exchange Commission. Certain risks and uncertainties related to SAE’s business are or will be described in greater detail in SAE’s filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Except as required by applicable law, SAE is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.
Contact
SAExploration Holdings, Inc.
Ryan Abney
Vice President, Capital Markets & Investor Relations
(281) 258-4409
rabney@saexploration.com

Safety. Acquisition. Experience	2	saexploration.com